Exhibit 10.6.7

State of New Jersey
DEPARTMENT OF HUMAN SERVICES
RICHARD J. CODEY Acting Governor	DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES	JAMES M. DAVY Commissioner
P.O. Box 712
Trenton, NJ 08625-0712
Telephone 1-800-356-1561

ANN CLEMENCY KOHLER
Director

November 22, 2004

Norine Yukon
CEO/President
AMERIGROUP New Jersey, Inc.
399 Thornall Street, 9th Floor
Edison, NJ 08837

Dear Ms. Yukon:

Recently, the Office of Managed Health Care sent to you a contact amendment for your signature that combined changes to the benefits available to certain populations and changes to effect the enrollment of DYFS foster children. We have revised the amendment process to include two separate amendments.

Since the DYFS foster care enrollment also requires changes to our waiver with CMS, we felt that it was necessary to handle this in a separate amendment in order not to delay the benefit changes projected for January 1, 2005.

There were no additional changes made to the contract language that you have already received.

Please sign both signature sheets (five copies each) and return to our office by December 2, 2004.

Please feel free to contact me with any questions you may have.

Sincerely,

Jill Simone, MD
Executive Director
Office of Managed Health Care

JS:RH:dv
c: John Koehn

New Jersey Is An Equal Opportunity Employer

Exhibit 10.6.7

STATE OF NEW JERSEY

DEPARTMENT OF HUMAN SERVICES

DIVISION OF MEDICAL ASSISTANCE AND HEALTH SERVICES

AND

AMERIGROUP NEW JERSEY, INC.

AGREEMENT TO PROVIDE HMO SERVICES

In accordance with Article 7, section 7.11.2A and 7.11.2B of the contract between AMERIGROUP New Jersey, Inc. and the State of New Jersey, Department of Human Services, Division of Medical Assistance and Health Services (DMAHS), effective date October 1, 2000, all parties agree that the contract shall be amended, effective January 1, 2005 , as follows:

Exhibit 10.6.7

1.	Article 4, “Provision of Health Care Services”. Sections 4.1.2(A)9; 4.1.2(A)18; 4.1.3(A)9; 4.1.3(A)10 and 4.8.8(M)3(m) (deleted), re-number remaining section, shall be amended as reflected In Article 4, Sections 4.1.2(A)9; 4.1.2(A)18; 4.1.3(A)8; 4.1.3(A)10 and 4.8.8(M)3(m) attached hereto and incorporated herein.

2.	Article 5, “Enrollee Services” Section 5.16.2(A)1 shall be amended as reflected in Article 5, Section 5.16.2(A)1 attached hereto and Incorporated herein.

3.	Article 7, “Terms and Conditions” Section 7.16.5 shall be amended as reflected In Article 7, Section 7.16.5 attached hereto and incorporated herein.

4.	Article 8, “Financial Provisions” Sections 8.8(A) and 8.8(M) shall be amended as reflected in Article 8, Sections 8.8(A) and 8.8(M) attached hereto and incorporated herein.

5.	Appendix, Section C, “Capitation Rates,” shall be revised as reflected In SFY 2005 Capitation Rates attached hereto and incorporated herein.

Exhibit 10.6.7

All other terms and conditions of the October 1, 2000 contract and subsequent amendments remain unchanged except as noted above.

The contracting parties indicate their agreement by their signatures.

	AMERIGROUP		State of New Jersey

	New Jersey, Inc.		Department of Human Services

BY:	/s/ Norine Yukon	BY:

Ann Clemency Kohler

TITLE:	President & CEO	TITLE:	Director, DMAHS

DATE:	11/23/04	DATE:

APPROVED AS TO FORM ONLY

Attorney General

State of New Jersey

BY:	Deputy

Attorney General

DATE:

Exhibit 10.6.7

5.	Inpatient Hospital Services including acute care hospitals, rehabilitation hospitals, and special hospitals.

6.	Outpatient Hospital Services

7.	Laboratory Services [Except routine testing related to administration of Clozapine and the other psychotropic drugs listed in Article 4.1.4B for non-DDD clients.]

8.	Radiology Services - diagnostic and therapeutic

9.	Prescription Drugs (legend and non-legend covered by the Medicaid program) - For payment method for Protease Inhibitors, certain other anti-retrovirals, blood clotting factors VIII and IX, and coverage of protease inhibitors and certain other anti-retrovirals under NJ FamilyCare, see Article 8. Exception: not a contractor-covered benefit for the ABD population.

10.	Family Planning Services and Supplies

11.	Audiology

12.	Inpatient Rehabilitation Services

13.	Podiatrist Services

14.	Chiropractor Services

15.	Optometrist Services

16.	Optical Appliances

17.	Hearing Aid Services

18.	Home Health Agency Services - Not a contractor-covered benefit for the ABD population. All other services provided to any enrollee in the home, including but not limited to pharmacy and DME services, are the contractor’s fiscal and medical management responsibility.

19.	Hospice Services-are covered in the community as well as in institutional settings. Room and board services are included only when services are delivered in an institutional (non-private residence) setting.

20.	Durable Medical Equipment (DME)/Assistive Technology Devices in accordance with existing Medicaid regulations.

Amended as January 1, 2005	IV-5

Exhibit 10.6.7

3.	Outpatient Rehab - Physical therapy, occupational therapy, and speech pathology services (For NJ FamilyCare Plans B & C enrollees, limited to 60 days per therapy per year)

4.	Abortions and related services including surgical procedure, cervical dilation, insertion of cervical dilator, anesthesia including para cervical block, history and physical examination on day of surgery; lab tests including PT, PTT, OB Panel (includes hemogram, platelet. count, hepatitis B surface antigen, rubella antibody, VDRL, blood typing ABO and Rh, CBC and differential), pregnancy test, urinalysis and urine drug screen, glucose and electrolytes; routine venapuncture; ultrasound, pathological examination of aborted fetus; Rhogam and its administration.

5.	Transportation - lower mode (not covered for NJ FamilyCare Plans B and C)

6.	Sex Abuse Examinations

7.	Services Provided by New Jersey MH/SA and DYFS Residential Treatment Facilities or Group Homes. For enrollees living in residential facilities or group homes where ongoing care is provided, contractor shall cooperate with the medical, nursing, or - administrative staff person designated by the facility to ensure that the enrollees have timely and appropriate access to contractor providers as needed and to coordinate care between those providers and the facility’s employed or contracted providers of health services. Medical care required by these residents remains the contractor’s responsibility providing the contractor’s provider network and facilities are utilized.

8.	Family Planning Services and Supplies when furnished by a non-participating provider.

9.	Home health agency services for the ABD population.

10.	Prescription drugs (legend and -non-legend covered by the Medicaid program) for the ABD population.

B.	Dental Services. For those dental services specified below that are initiated by a Medicaid non-New Jersey Care 2000+ provider prior to first time New Jersey Care 2000+ enrollment, an exemption from contractor-covered services based on the initial managed care enrollment date will be provided and the services paid by Medicaid FFS. The exemption shall only apply to those beneficiaries who have initially received these services during the 60 or 120 day period immediately prior to the initial New Jersey Care 2000+ enrollment date.

Amended as of January 1, 2005	IV-8

Exhibit 10.6.7

initiated while-that individual was enrolled with another contractor. The enrollee must continue enrollment in the HMO where services were initiated until those services were completed or until the member loses Medicaid/NJ FamilyCare eligibility. Active treatment begins with the placement of the orthodontic appliances (banding). Cases that were authorized but not banded do not qualify for continuation of care.

15.	Podiatrist. Services — Excludes routine hygienic care of the feet, including the treatment of corns and calluses, the trimming of nails, and other hygienic care such as cleaning or soaking feet, in the absence of a pathological condition

16.	Prosthetic appliances — Limited to the initial provision of a prosthetic device that temporarily or permanently replaces all or part of a external body part lost or impaired as a result of disease, injury; or congenital defect. Repair and replacement services are covered whets due to congenital growth.

17.	Private duty nursing — Only when authorized by the contractor

18.	Transportation Services - Limited to ambulance for medical emergency only

19.	Well child care including immunizations, lead screening and treatments

20.	Maternity and related newborn care

21.	Diabetic supplies and equipment

B.	Services Available To NJ FamilyCare Plan D Under Fee-For-Service. The following services are available to NJ FamilyCare Plan D enrollees under foe-for-service:

1.	Abortion services

2.	Outpatient Rehabilitation Services — Physical therapy, Occupational therapy; and Speech therapy for non-chronic conditions and acute illnesses and injuries. Limited to treatment for a 60-day (that is, 60 business days) consecutive period per incident of illness or-injury beginning with the first day of treatment per contract year. Speech therapy services rendered for treatment of delays in speech development, unless resulting from disease, injury or congenital defects are not covered.

Amended as of January 1, 2005	IV-13

Exhibit 10.6.7

l.	Neonatal/Perinatal medicine - Alternative: none, refer out of county.

m.	Neurological Surgery - In-county alternative: none; out of county referral applies to: Cape May, Cumberland, Gloucester, Hudson, Salem, Warren.

n.	Plastic Surgery - In-county alternative: none; out of county referral applies to: Cape May, Salem, Sussex, Warren.

o.	Pulmonary Disease, pediatric - In-county alternative: Adult pulmonary disease; out of county pediatric referral applies to: Burlington, Cape May, Cumberland, Gloucester, Ocean, Warren.

p.	Radiation Oncology - In-county alternative: none; out of county referral applies to: Cape May, Salem, Sussex, Warren.

q.	Rheumatology, pediatric - In-county alternative: adult rheumatology; out of county pediatric referral applies to: all counties except Bergen and Essex.

r.	Thoracic surgery - In-county alternative: none, refer out of county for Cape May, Hunterdon, Morris, Sussex, Warren.

4.	Hospitals. For .the following counties, the contractor may limit its hospital provider network to one (1) hospital, which must be a full service, acute care hospital including at least licensed medical-surgical, pediatric, obstetrical, and critical care services: Cape May, Cumberland, Gloucester, Hunterdon, Salem, Somerset, Sussex, and Warren.

4.8.9 DENTAL PROVIDER NETWORK REQUIREMENTS

A.	The contractor shall establish and maintain a dental provider network, including primary and specialty care dentists, which is adequate to provide the full scope of benefits. The contractor shall include general dentists and pediatric dentists as primary care dentists (PCDs). A system whereby the PCD initiates and coordinates any consultations or referrals for specialty care deemed necessary for the treatment and care of the enrollee is preferred.

B.	The dental provider network shall include sufficient providers able to meet the dental treatment requirements of patients with developmental disabilities. (See Article 4.5.2E for details.)

Amended as of January 1, 2005	IV-116

Exhibit 10.6.7

K.	Hospitalizations. For any eligible person who applies for participation in the contractor’s plan, but who is hospitalized prior to the time coverage under the plan becomes effective, such coverage shall not commence until the date after such person is discharged from the hospital and DMABS shall be liable for payment for the hospitalization,, including any charges readmission within forty-eight (48) hours of discharge for the same diagnosis. If an enrollee’s disenrollment or termination becomes effective during a hospitalization, the contractor shall be liable for hospitalization until the date such person is discharged from the hospital, including any charges for readmission within forty-eight (48) hours of discharge for the same diagnosis. The contractor must notify DMAHS of these occurrences to facilitate payment to appropriate providers.

L.	Continuation of Benefits. The contractor shall continue benefits for all enrollees for the duration of the contract period for which capitation payments have been made, including enrollees in an inpatient facility until discharge. The contractor shall notify DMAHS of these occurrences.

M.	Drug Carve-Out Report. The DMAHS will provide the contractor with a monthly electronic file of paid drug claims data for ABD enrollees.

N.	MCSA Administrative Fee. The Contractor shall receive a monthly administrative fee; PMPM, for its MCSA enrollees, by the fifteenth (15’th) day of any month during which health care services will be available to an enrollee.

O.	Reimbursement for MCSA Enrollee Paid Claims. The DMAHS shall reimburse the contactor for all claim paid on behalf of MCSA enrollees. The contactor shall submit to DMAHS a financial summary report of claims paid on behalf of MCSA enrollees on a weekly basis. The report shall be summarized by category of service corresponding to the MCSA benefits and payment dates, accompanied by an electronic file of all individual claim numbers for which the State is being billed.

P.	MCSA Claims Payment Audits. The contractor shall monitor and audit claims payments to providers to identify payment errors, including duplicate payments, overpayments, payments, and excessive payments. For such payment errors (excluding underpayments), the contractor shall refund DMAHS the overpaid amounts. The contractor shall report the dollar amount of claims with payment errors on, a monthly basis, which is subject to verification by the State. The contractor is responsible for collecting funds due to the State from providers, either through cash payments or through offsets to payments due the providers.

8.9 CONTRACTOR ADVANCED PAYMENTS AND PIPS TO PROVIDERS

A.	The contactor shall make advance payments to its providers, capitation, FFS, or other financial reimbursement arrangement, based on a provider’s historical

Amended as of January 1, 2005	VIII-19

Exhibit 10.6.7

Q.	The contractor shall periodically review and assess the knowledge and performance of its marketing representatives.

R.	The contractor shall assure culturally competent presentations by having alternative mechanisms for disseminating information and must receive acknowledgment of the receipt of such information by the beneficiary.

S.	Individual Medicaid beneficiaries shall be able to contact the contractor for information, and the contractor may respond to such a request.

T.	Incentives.

1.	The contractor may provide an incentive program to its enrollees based on health/educational activities or for compliance with health related recommendations. The incentive program may include, but is not limited to:

a.	Health related gift items

b.	Gift certificates in exchange for merchandise

Cash or redeemable coupons with a cash value are prohibited.

2.	The contractor’s incentive program shall be proposed in writing and prior approved by DMAHS.

U.	Periodic Survey of Enrollees.

1.	The contractor shall quarterly survey and report results to DMAHS of new enrollees, in person, by phone, or other means, on a random basis to verify the enrollees’ understanding of the contractor’s procedures and. services availability.

V.	All marketing materials, plans and activities shall be prior approved by DMAHS.

5.16.2 STANDARDS FOR MARKETING REPRESENTATIVES

A.	General Requirements

1.	Only a trained marketing representative of the contractor’s plan who meets the DHS, DHSS, and DBI requirements shall be permitted to market and to enroll prospective NJ FamilyCare and ABD enrollees. Delegation of enrollment functions, such as to the office staff of a subcontracting provider of service, shall not be permitted.

Amended as of January 1, 2005	V-45

Exhibit 10.6.7

period. The difference shall be expressed in points. For example, if the contractor only processed eighty-eight (88) percent of electronic claims within thirty (30) days and eighty-eight (88) percent of manual claims within forty (40) days, it shall be considered to be two (2) points short for that time period. The points that the contractor is short for each of the three time periods shall be added together. This sum shall then be multiplied times .0004 times the compensation received–by the contractor during the quarter at issue to arrive at the liquidated damages amount.

No offset shall be given if a criterion is exceeded. DMAHS reserves the right to audit and/or request detail and validation of reported information. DMAHS shall have the right to accept or reject the contractor’s report and may substitute reports created by DMAHS if contractor fails to submit reports or the contractor’s reports are found to be unacceptable.

7.16.6 CONDITIONS FOR TERMINATION OF LIQUIDATED DAMAGES

Except as waived by the Contracting Officer, no liquidated damages imposed on the contractor shall be terminated or suspended until the contractor issues a written notice of correction to the Contracting Officer certifying the correction of condition(s) for which liquidated damages were imposed and until all contractor corrections have been subjected to system testing or other verification at the discretion of the Contracting Officer. Liquidated damages shall cease on the day of the contractor’s certification only if subsequent testing of the correction establishes that, indeed, the correction has been made in the manner and at the time certified to by the contractor.

A.	The contractor shall provide the necessary system time to system test any correction the Contracting Officer deems necessary.

B.	The Contracting Officer shall determine whether the necessary level of documentation has been submitted to verify corrections. The Contracting Officer shall be the sole judge of the sufficiency and accuracy of any documentation.

C.	System corrections shall be sustained for a reasonable period of at least ninety (90) days from State acceptance; otherwise, liquidated, damages may be reimposed without a succeeding grace period within which to correct.

D.	Contractor use of resources to correct deficiencies shall not be allowed to cause other system problems.

7.16.7 EPSDT & LEAD SCREENING PERFORMANCE STANDARDS

A.	EPSDT Screening

1.	The contractor shall ensure that it has achieved an eighty (80) percent participation rate for the twelve (12)-month contract period. “Participation” is defined as one initial or periodicity visit and will be

Amended as January 1, 2005	VII-28

Exhibit 10.6.7

6.	The State will continue to pay Medicare Part A and Part B premiums for Medicare/Medicaid dual eligibles and Qualified Medicare Beneficiaries.

7.	Any references to Medicare coverage in this Article shall apply to both Medicare/Medicaid dual eligibles and Qualified Medicare Beneficiaries.

J.	Other Protections for Medicaid Enrollees.

1.	The contractor shall not impose, or allow its participating providers or subcontractors to impose, cost-sharing charges of any kind upon Medicaid beneficiaries enrolled in the contractor’s plan pursuant to this contract. This Article does not apply to individuals eligible solely through the NJ FamilyCare Program Plan C, D, or H for whom providers will be required to collect cost-sharing for certain services.

2.	The contractor’s obligations under this Article shall not be imposed upon the enrollees, although the contractor shall require enrollees to cooperate in the identification of any and all other potential sources of payment for services. Instances of non-cooperation shall be referred to the State.

3.	The contractor shall neither encourage nor require a Medicaid enrollee to reduce or terminate TPL coverage.

4.	Unless otherwise permitted or required by federal and State law, health care services cannot be denied to a Medicaid enrollee because of a third party’s potential liability to pay for the services, and the contractor shall ensure that its cost avoidance efforts do not prevent an enrollee from receiving medically necessary services.

8.8 COMPENSATION/CAPITATION CONTRACTUAL REQUIREMENTS

A.	Contractor Compensation. Compensation to the contractor is the gross amount payable to the contractor and shall consist of monthly capitation payments, supplemental payments per pregnancy outcome/delivery, certain blood products for hemophilia factors VIII & IX disorders, and-payment for certain HIV/AIDS drugs, and payments for the non-risk Managed Care Service Administrator product. (not applicable to non-MCSA contract). Contractors must agree to enroll all non-exempt Aged, Blind and Disabled and NJ FamilyCare beneficiaries to qualify to serve AFDC/TANF beneficiaries.

B.	Capitation Payment Schedule. DMAHS hereby agrees to pay the capitation by the fifteenth (15th) day of any month during which health care services will be available to an enrollee; provided that information pertaining to enrollment and eligibility, which is necessary to determine the amount of said payment, is received by DMAHS within the time limitation contained in Article 5 of this contract.

Amended as January 1, 2005	VIII-17